UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 27, 2026

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)

CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On January 27, 2026, Community Trust Bancorp, Inc.’s (“CTBI”) Board of Directors (the “Board”) approved the Employee Incentive Compensation Plan for the year ending December 31, 2026, which is included under Item 5.02 below, and incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Compensatory Arrangements

On January 27, 2026, the Board approved the following actions, which were approved by the Compensation Committee (the “Committee”) and recommended to the Board:

•
Base Salary Increases.  New annual base salaries were approved for the following named executive officers (“NEOs”):  Mark A. Gooch (Chairman, President, and Chief Executive Officer) - $775,000; Kevin J. Stumbo (Executive Vice President, Chief Financial Officer, and Treasurer) - $420,000; Richard W. Newsom (Executive Vice President) - $408,000; and Ricky D. Sparkman (Executive Vice President) - $365,000.  James B. Draughn (Executive Vice President) retired effective January 31, 2025.

•
Cash Incentive Compensation Awards for the Year(s) Ended December 31, 2025. CTBI’s NEOs were participants in CTBI’s Senior Management Incentive Compensation Plan for the year ended December 31, 2025 (the “2025 Plan”).  The Committee previously established the performance measures under the 2025 Plan and the required level of performance for payment at the third tier was achieved by CTBI under the 2025 Plan.  Accordingly, the NEOs will receive payments (paid in January 2026) as follows:

2026 Cash Payments Awarded ($)
Mark A. Gooch Chairman, President, and Chief Executive Officer	543,750

Kevin J. Stumbo Executive Vice President, Chief Financial Officer, and Treasurer	180,000

Richard W. Newsom Executive Vice President	176,850

Ricky D. Sparkman Executive Vice President	157,500

CTBI’s NEOs were also participants in CTBI’s 2023 Executive Committee Long-Term Incentive Compensation Plan (“2023 Plan”) for the three-year period ending December 31, 2025.  The Committee previously established the performance measures under the 2023 Plan and the required level of performance at the third tier was achieved by CTBI for payment under the 2023 Plan.  Accordingly, the NEOs are entitled to the following cash incentive awards (paid in January 2026):

2025 Cash Incentive Awarded Under the Long-Term Incentive Compensation Plan ($)
Mark A. Gooch Chairman, President, and Chief Executive Officer	196,650

Kevin J. Stumbo Executive Vice President, Chief Financial Officer, and Treasurer	53,025

Richard W. Newsom Executive Vice President	54,600

Ricky D. Sparkman Executive Vice President	47,550

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Grants of Restricted Stock. Restricted stock was also granted to the named executive officers (as shown in the chart below) as a result of achieving the required level of performance at the third tier for payment under the 2025 Plan.  The restricted stock was granted pursuant to the terms of CTBI’s 2025 Stock Ownership Incentive Plan.  The restrictions on the restricted stock will lapse ratably over four years.  However, in the event of certain participant employee termination events occurring within 24 months of a change in control of CTBI or the death of the participant, the restrictions will lapse, and in the event of the participant’s disability, the restrictions will lapse on a pro rata basis.  The Committee will have discretion to review and revise restrictions applicable to a participant’s restricted stock in the event of the participant’s retirement.

Restricted Stock Granted (Shares)
Mark A. Gooch Chairman, President, and Chief Executive Officer	2,481

Kevin J. Stumbo Executive Vice President, Chief Financial Officer, and Treasurer	1,027

Richard W. Newsom Executive Vice President	1,009

Ricky D. Sparkman Executive Vice President	898

•
Plans for Annual Incentive Compensation Awards for the Year Ending December 31, 2026.  The Committee recommended and the Board approved the Senior Management Incentive Compensation Plan for the year ending December 31, 2026 (the “2026 Plan”) which is included herein as Exhibit 10.1 to this Current Report on Form 8-K.  The participation groups under the 2026 Plan are: (i) Group I, consisting of the CEO of CTBI and other members of the Executive Committee (“Other Executive Officers”); (ii) Group II, consisting of Community Trust Bank, Inc. (“CTB”) officers responsible for the various consolidated functions as selected by the CEO, the Presidents of each market, and the Community Trust and Investment Company (“CTIC”) officers responsible for various departments as selected by the CTIC CEO; and (iii) Group III, consisting of Senior Vice Presidents of consolidated functions selected for participation by the Committee.  Individuals below the Senior Vice President level may be selected by the Committee for special option awards for extraordinary performance.  This Plan may be amended, modified, or terminated by the Board at any time at its sole discretion, except that after the 90th day of the year the performance standards may not be changed in a manner that would increase the amount of incentive compensation payable for such year.

o
Participants will be eligible for a cash award determined by earnings per share (“EPS”) and earnings as a percentage of average assets (“ROAA”).  The minimum and maximum awards as a percentage of salary for each group will be: (i) Group I – CTBI CEO minimum award of 25% of salary and maximum award of 100% of salary; (ii) Group I – Other Executive Officers minimum award of 15% of salary and maximum award of 60% of salary; (iii) Group II – minimum award of 4.5% of salary and maximum award of 9.75% of salary; and (iv) Group III – minimum award of 3.75% of salary and maximum award of 7.71% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of the award under the 2026 Plan shall be paid at the base level of target performance payment.  There shall be a minimum acceptable performance beneath which no incentive awards are paid and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.

o
Participants will be eligible to receive stock options (pursuant to CTBI’s 2025 Stock Ownership Incentive Plan) with a face value equal to certain percentages of salary or restricted stock (or a combination of options and restricted stock) of an amount recommended by the Committee and approved by the Board of CTBI subject to any limitations of the 2025 Stock Ownership Incentive Plan.  The minimum and maximum stock option awards as a percentage of salary for each group will be: (i) Group I – CTBI CEO minimum award of 10% of salary and maximum award of 23% of salary; (ii) Group I – Other Executive Officers minimum award of 7.5% of salary and maximum award of 17.25% of salary; (iii) Group II – minimum award of 5% of salary and maximum award of 11.5% of salary; and (iv) Group III – minimum award of 2.25% of salary and maximum award of 5% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of stock options and/or restricted stock awarded under the 2026 Plan shall be granted at the base level of target performance.  There shall be a minimum acceptable performance beneath which awards will not be granted and a maximum above which there is no additional award in the event of windfall profits.

The Committee also recommended and the Board approved the Employee Incentive Compensation Plan for the year ending December 31, 2026 which is included herein as Exhibit 10.2 to this Current Report on Form 8-K.  Full-time employees who do not participate in another incentive plan are eligible to participate in this Plan.  This Plan may be amended, modified, or terminated by the Board at any time at its sole discretion, except that after the 90th day of the year the target award and the performance standards may not be changed in a manner that would increase the amount of incentive compensation payable over the amount which would have been payable under the performance standards previously established.

o
Participants will be eligible for a cash award determined by EPS and ROAA.  The minimum and maximum awards as a percentage of salary for each participant will be: minimum award – 3% of salary and maximum award – 5.5% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of the award under the 2026 Plan shall be paid at the base level of target performance payment.  There shall be a minimum acceptable performance beneath which no incentive awards are paid and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.

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Plan for Long-Term Incentive Compensation for Executive Committee.  The Committee recommended and the Board approved the 2026 Executive Committee Long-Term Incentive Compensation Plan which is included herein as Exhibit 10.3 to this Current Report on Form 8-K.  This Plan may be amended, modified, or terminated by the Board at any time at its sole discretion, except that after the 90th day of the year, the performance goals set forth within may not be amended in a manner which would increase the amount of compensation payable pursuant to performance units over the amount which would have been payable under the performance goals previously established for such year.  Participants in this Plan will be the members of the Executive Committee of CTBI.

o
The target award fund shall be generated by 40% of the salary of the CTBI CEO and 20% of the salary of other members of the Executive Committee.  The target award may be changed by the Committee of the Board at any time during the Performance Period (as defined in the Plan) at their discretion provided, however, that the target award as a percentage of salary may not be increased after the 90th day of the 2026 calendar year.

o
The actual amount of payments under the performance units shall be calculated according to a schedule comparing cumulative net income (over a three-year performance period) to the performance goals described within the Plan and payments will be made in the form of cash or shares.  The minimum and maximum awards as a percentage of salary will be 10% and 60%, respectively, for the CTBI CEO and 5% and 30%, respectively, for all other members of the Executive Committee, respectively.  No amounts may be paid under the performance units unless CTBI attains a minimum acceptable performance, and no additional amounts may be paid above the maximum performance level.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Senior Management Incentive Compensation Plan (for the year ending December 31, 2026)

10.2	Employee Incentive Compensation Plan (for the year ending December 31, 2026)

10.3	Community Trust Bancorp, Inc. 2026 Executive Committee Long-Term Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	January 28, 2026	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer